Exhibit 99.1

Contact:

Mr. Sing Wang

Chief Executive Officer

CM Seven Star Acquisition Corporation

+852 3978 3888 / 3796 2750

sw@cm7star.com

CM Seven Star Acquisition Corporation Announces Continued Support from CMIG through the Appointment of Additional Board Members & Certain Management Changes

NEW YORK, Feb 20, 2018 – CM Seven Star Acquisition Corporation, (NASDAQ: CMSS/CMSSU/CMSSW/CMSSR) (the “Company” or “CM Seven Star”), today announced the appointment of additional board members and certain management changes further demonstrating support for the Company by China Minsheng Investment Group (“CMIG”) and its affiliates. Mr. Anthony Ho, the current Chief Investment Officer of CMIG’s Hong Kong listed subsidiary, China Minsheng Financial Holding (“CMFH”) (HKG:0245), has been appointed as Chairman of the board. Mr. Sing Wang, the former CEO of CMFH, and previously private equity executive at TPG and Goldman Sachs, has been appointed as a director and CEO. The Company’s previous Chairman and CEO, Mr. Bing Lin, will remain a board member. These changes are effective immediately.

Our previous Chairman and CEO, Mr. Bing Lin, stated “Today’s changes represent strong public support for the Company by CMIG and its affiliates as both Mr. Ho and Mr. Wang are current or former senior executives of CMFH. Mr. Wang served as the CEO and Executive Director of CMFH until May 2017, and Mr. Ho currently is the Chief Investment Officer of CMFH. Personally, I am very excited to deliver to the Company’s shareholders the commitment of these talented finance professionals and the organization they represent.”

Our new CEO, Mr. Wang stated that: “It is an honor that CMFH is asking me to succeed Bing Lin and become the CEO and director of the Company. I do so based on the belief that the commitment of CMIG and that of its affiliates to the success of CM Seven Star is significant.  I’d like to commend Mr. Bing Lin’s success in launching CM Seven Star. However, I am confident that my more than 25 years of experience in professional investment management with some of the top firms in the financial services industry will be most applicable in this next phase of CM Seven Star’s development.”

Our new Chairman of the Board, Mr. Ho, further added: “CMIG would like to take this opportunity to thank Mr. Bing Lin for his tremendous efforts and success in launching CMIG’s first SPAC, and in fact our group’s first public offering in the US capital markets.  We appreciate that Mr Lin will continue in his role as a director of CM Seven Star, and his support that he will continue to provide in this role. "

Mr. Sing Wang, our new CEO added further: “We are committed to finding attractive merger targets for CM Seven Star with the single purpose of creating shareholder value regardless of the source and type of assets.    We will be open to additional management changes in the future, to strengthen our team to address any needs of the SPAC.”

The Company

The Company is a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

On Oct 25, 2017 the company priced its initial public offering, and after exercise of an underwriter’s overallotment purchase option, currently has $206 million of cash in trust. The company’s securities trade on The NASDAQ Capital Market, with the ordinary shares under the ticker symbol “CMSS,” the units under the ticker symbol “CMSSU,” the warrants under the ticker symbol “CMSSW,” and the rights under the ticker symbol “CMSSR.”

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.